UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2017 (March 30, 2017)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today that it has revised the record and pay dates for the previously declared cash dividend that was approved by the board of directors for the first quarter ending March 31, 2017. The dividend will now be paid on April 13, 2017 (previously April 11, 2017) to stockholders of record on April 10, 2017 (previously April 3, 2017). This represents an annualized rate of $1.20 per common share and an annualized yield of 3.8% based on HTA’s closing share price as of March 28, 2017.
The amount of dividends HTA pays to its stockholders is determined by HTA’s board of directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s board of directors may reduce its dividend rate and HTA cannot guarantee the amount of dividends paid in the future, if any.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release dated March 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: March 30, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: March 30, 2017	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman